Exhibit 3.2

TENTH AMENDMENT OF EIGHTEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending its Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership law, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P. and the limited partnership’s charter number is LP0000443.

(2)	The date the limited partnership was filed in Missouri is June 5, 1987.

(3)	The partnership registered as a limited liability partnership with the Missouri Secretary of State on November 1, 1996.

(4)	The partnership registered as a registered limited liability limited partnership on July 15, 2002.

(5)	The Eighteenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 372.

In affirmation thereof, the facts stated above are true.

Dated: April 19, 2013

General Partner:

By	/s/ James D. Weddle
James D. Weddle,
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Holder, Scott	04/01/2013	2244 Nightingale Drive	Santa Rosa, CA 95403
Miller, Dan	04/01/2013	6350 Redington Drive SE	Ada, MI 49301
Orban, Charles	04/01/2013	16802 Chesterfield Bluffs Circle	Chesterfield, MO 63005
Pelikan, Lisa	04/01/2013	125 Huntington Park	St. Charles, MO 63301
Secrest, Theresa	04/01/2013	256 Towers Creek Pl	St. Charles, MO 63304
Sgroi, Anthony	04/01/2013	16738 Deverone Circle	Chesterfield, MO 63005

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Holder 2003 Revocable Living Trust	04/01/2013	2244 Nightingale Drive	Santa Rosa, CA 95403
Daniel W. Miller Trust	04/01/2013	6350 Redington Drive SE	Ada, MI 49301
Charles C. Orban Revocable Trust	04/01/2013	16802 Chesterfield Bluffs Circle	Chesterfield, MO 63005
The L.P. Revocable Living Trust	04/01/2013	125 Huntington Park	St. Charles, MO 63301
Theresa A. Secrest Revocable Living Trust	04/01/2013	256 Towers Creek Pl	St. Charles, MO 63304
Anthony J. Sgroi Revocable Trust	04/01/2013	16738 Deverone Circle	Chesterfield, MO 63005

Exhibit A to Tenth Amendment of Eighteenth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.